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We consent to the incorporation by reference and the inclusion of our report dated February 3, 1997 on the consolidated financial statements of Indiana United Bancorp included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Amendment No. 1 to Registration Statement on Form S-2 filed by Indiana United Bancorp with the Securities and Exchange Commission.

Indianapolis, Indiana
December 2, 1997